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                                                          EXHIBIT  10.33


                      AMENDED AND RESTATED OPTION AGREEMENT

         THIS AMENDED AND RESTATED OPTION AGREEMENT (this "Agreement") is made as of this 17th day of March, 1995, by and between GARGOYLES, INC., a Washington corporation (the "Corporation"), DENNIS BURNS, the controlling shareholder of the Corporation ("Burns"), and DOUGLAS B. HAUFF, the President of the Corporation ("Hauff").

                                    RECITALS

         A. The Corporation, Burns and Hauff, are parties to that certain Employment Agreement dated as of the Fifth day of January, 1994, in which Burns has granted Hauff an option to purchase ten percent of his shares of common stock in the Corporation (the "Option Agreement").

         B. The Corporation, Burns and Hauff, together with others, are parties to that certain Stock Purchase Agreement dated March 14, 1995 (the "Stock Purchase Agreement"). It is a condition to closing the transactions contemplated by the Stock Purchase Agreement that the provisions of the Option Agreement be amended.

         C. Subject to the terms and conditions of this Agreement, the parties hereto desire to amend and restate the Option Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1. GRANT OF OPTION

         Subject to the terms and conditions of this Agreement, Burns hereby grants to Hauff the option to purchase 100,000 shares of the common stock of the Corporation owned by Burns at an exercise price of Five Dollars ($5.00) per share (the "Option").

2. VESTING SCHEDULE

         Burns acknowledges and agrees with Hauff that Hauff is vested in twenty-five percent of the Option as of November 30, 1994, and such portion of the Option is now exercisable by Hauff. The balance of the Option shall vest and shall become exercisable according to the following schedule:
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

              DATE ON AND AFTER WHICH             PORTION OF TOTAL OPTION
               OPTION IS EXERCISABLE               WHICH IS EXERCISABLE
              -----------------------             -----------------------
                 November 30, 1995                           45%
                 November 30, 1996                           65%
                 November 30, 1997                           85%
                 November 30, 1998                          100%


3. EXERCISE

         Subject to the vesting schedule set forth above, the Option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 1000 shares may be purchased upon any exercise hereunder. An Option shall be exercised by delivery to Burns of written notice of the number of shares with respect to which the Option is exercised, together with payment of the exercise price. The exercise price shall be paid in cash, by wire transfer into an account specified by Burns, or by bank certified or cashier's check. Upon receipt of the exercise price, Burns shall deliver to Hauff stock certificates representing the shares exercised, duly endorsed in blank or accompanied by stock powers duly executed by Burns. During his lifetime, only Hauff can exercise the Option. Upon his death, his personal representative may exercise the Option.

4. RIGHTS NOT TRANSFERABLE

         The Option and the other rights and privileges conferred hereby many not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempt to transfer the Option contrary to the provisions of this Section 4 shall be void.

5. EFFECT OF TERMINATION OF EMPLOYMENT UPON OPTION

         5.1 CORPORATION TERMINATES WITHOUT CAUSE; HAUFF RESIGNS WITH GOOD REASON; CORPORATION IS SOLD

         If the Corporation terminates the employment of Hauff for reasons other than for Cause, if Hauff resigns his employment with the Corporation for Good Reason, if substantially all the assets or stock of the Corporation is sold, including a merger or exchange of securities, or if the Corporation issues securities through an underwritten public offering at a price per share of at least US $30.00, then on the date of termination of Hauff's employment or on the date of closing the sale transaction or


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public offering, as the case may be, the Option shall become fully vested and exercisable as of such date. For purposes of this Section 5, the terms "Cause" and "Good Reason" shall have the meanings given to them in Hauff's employment agreement with the Corporation in effect on the termination date in question.

         5.2 HAUFF RESIGNS FOR NO GOOD REASON; TERMINATED FOR CAUSE

         If Hauff resigns his employment with the Corporation for no Good Reason or his employment is terminated by the Corporation for Cause, then Hauff's right to exercise any portion of the Option not yet vested and exercisable shall terminate as of Hauff's employment termination date.

         5.3 DEATH OR DISABILITY

         If Hauff's employment with the Corporation is terminated due to death or disability and Hauff is not yet vested in at least 50% of the Option, then Hauff's right to exercise 50% of the Option shall become fully vested and exercisable as of the date of Hauff's death or disability. For purposes of this
Section 5, the term "disability" shall mean that Hauff is unable to perform his duties as proscribed by the Corporation by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than 90 days. Determination of whether Hauff is disabled shall be made in good faith by the Board of Directors of the Corporation on the basis of medical evidence provided by Hauff's physician and, if the Corporation and Hauff disagree, a physician chosen by the Board of Directors.

6. EXERCISE UPON TERMINATION OR SALE

         Hauff's right to exercise that portion of the Option vested and exercisable as of any employment termination date or sale date shall be as follows:

         6.1 EXERCISE UPON TERMINATION FOR REASONS OTHER THAN DEATH OR
             DISABILITY

         If Hauff's employment with the Corporation ceases for any reason other than his death or disability, Hauff may exercise that portion of the Option which is exercisable as of his termination date at any time during the three month period following such termination date. If Hauff fails to exercise the vested portion of the Option during this three-month period, the Option and his rights hereunder shall terminate.


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         6.2 EXERCISE UPON TERMINATION FOR DEATH OR DISABILITY

         If Hauff's employment with the Corporation ceases for reason of his death or disability, Hauff or his personal representative, as the case may be, may exercise the portion of the Option which is exercisable as of his termination date at any time during the twelve month period following such termination. If either Hauff or his personal representative fails to exercise the vested portion of the Option during the twelve-month period, the Option and his rights hereunder shall terminate.

         6.3 UPON SALE OF CORPORATION OR IPO

         If substantially all the assets or stock of the Corporation is sold or the Corporation issues securities through an underwritten public offering, Hauff may exercise his option no later than the date of the closing of the sale or of the public offering. If Hauff fails to exercise the vested portion of the Option on or before such dates, the Option and his rights hereunder shall terminate.

7. WITHHOLDING TAX REQUIREMENT

         Burns shall have the right to retain and withhold from any transfer of stock under this Agreement shares of stock equal in value to the amount of taxes required by any governmental authority to be withheld or otherwise deducted and paid with respect to such transfer. At its discretion, Burns may require Hauff to reimburse Burns for any such taxes required to be withheld by Burns and may withhold any stock transfer in whole or in part until Burns is so reimbursed.

8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         The aggregate number and class of shares subject to the Option and the exercise price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Corporation resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

9. SECURITIES REGULATION; ENDORSEMENT ON STOCK CERTIFICATES

         As a condition to the exercise of the Option, Burns may require Hauff to represent and warrant at the time of any such exercise that the shares are being purchased by Hauff only for investment and without any present intention to sell or distribute such shares. Hauff acknowledges that all certificates representing the common stock purchased pursuant to the Option will contain an endorsement which will state: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE


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SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES ACT OF WASHINGTON, OR THE
SECURITIES ACT OF ANY OTHER STATE. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE APPROPRIATE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SECURITIES THAT AN EXEMPTION UNDER THE ACT IS AVAILABLE AND THAT SUCH REGISTRATION IS NOT REQUIRED.

10. NO STATUS AS SHAREHOLDER

         Neither Hauff nor any party to which Hauff's rights and privileges under the Option may pass shall be, or shall have any of the rights or privileges of, a shareholder of the Corporation with respect to any of the shares transferable upon the exercise of the Option unless and until such Option has been exercised.

11. CONTINUATION OF EMPLOYMENT

         Nothing in this Agreement shall confer upon Hauff any right to continue in the employ of the Corporation, or to interfere in any way with the right of the Corporation to terminate his employment at any time.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         The aggregate number and class of shares for which the Option is granted under this Agreement and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Corporation subject to the Option resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

13. GOVERNING LAW

         This Agreement shall be governed by the internal law of the state of Washington as to all matters, including but not limited to matters of validity, construction, effect and performance.

14. TERMS OF ORIGINAL OPTION AGREEMENT

         This Agreement amends and restates all agreements of the parties related to the Option, and all provisions of the Option Agreement related to the Option shall be of no further force or effect.


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15. COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Option Agreement as the date first above written.

GARGOYLES, Inc., a
Washington corporation

                                        /s/  Dennis Burns
                                        ----------------------------------------
By       /s/  Douglas B. Hauff          DENNIS BURNS
- -----------------------------------
Its               President
    -------------------------------

                                        /s/  Douglas B. Hauff
                                        ----------------------------------------
                                        DOUGLAS B. HAUFF



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